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                                                                     EXHIBIT 3.2
                        TRAFALGAR HOUSE OIL AND GAS INC.


                                    BY-LAWS
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                        TRAFALGAR HOUSE OIL AND GAS INC.


                                    BY-LAWS


                                   ARTICLE I

                                    OFFICES

                 Section 1. Registered Office. The registered office of TRAFALGAR HOUSE OIL AND GAS INC. (hereinafter called the "Corporation") in the State of Delaware shall be in care of The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware 19801.

                 Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and specified in the notice of the meeting.
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                 Section 2. Annual Meeting. The annual meeting of stockholders shall be held on such date in each year and at such time as shall be designated by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Elections for directors need not be by ballot, except upon demand made by a stockholder at the meeting and before the voting begins.

                 Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than five days before the date of the meeting to each stockholder entitled to vote at such meeting.

                 Section 4. Stockholders List. The officer who has charge of the transfer books for shares of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole
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time thereof, and may be inspected by any stockholder who is present. In lieu of making such list, the Corporation may make the information therein available by any other means permitted by statute.

                 Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors, or by stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Such request shall state the purpose or purposes of the proposed meeting.

                 Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than five days before the date of the meeting to each stockholder entitled to vote at such meeting.

                 Section 7. Organization of Stockholders Meetings. At each meeting of the stockholders the President, or, in his absence, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman; and the Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person
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whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                 Section 8. Quorum. The presence, in person or represented by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation and in this Section 8. If, however, a meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally specified in the notice thereof; provided, however, that in the case of a meeting for the election of directors, those who are
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present or represented at the second of such adjourned meetings, although less than the number specified in this Section 8, shall constitute a quorum for the purpose of electing directors. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 9. Vote Required. When a quorum is present at any meeting, the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast on the particular matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                 Section 10. Proxies; Appointment and Revocation. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 213 of the Delaware General Corporation Law, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder in person or by proxy appointed by an instrument in writing, executed by such stockholder or by his attorney thereunto authorized, or by a telegram, cable
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or telex, filed with the Secretary of the Corporation; but no proxy shall be voted after three years from the date, unless the proxy expressly provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                 Section 11. Judges of Election. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the shares of the Corporation present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.
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                 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the officer or person acting as chairman.

                 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                 On request of the chairman of the meeting, or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.
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        Section 12.   Action by Written Consent. Whenever the vote of
stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes, the meeting and vote of stockholders may be dispensed with if a consent or consents in writing, setting forth such corporate action being taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent or consents shall be filed with the Secretary of the Corporation; provided, however, that action taken without a meeting and by less than unanimous written consent shall not become effective until after at least ten days' written notice of such action shall have been given to each stockholder of record entitled to vote thereon.

                                  ARTICLE III

                                   DIRECTORS

        Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be five. Directors shall be elected at the annual meeting of
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the stockholders, and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

                 Section 2. Vacancies; New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (subject to the provisions of Article III, Section 14, of these By-laws in the case of removal) by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify or until his death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective; and each such director so chosen shall hold office as provided in this Section in the filling of other vacancies.

                 Section 3. Management of Corporation. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may
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exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

        Section 4. Place of Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 5. Annual Meeting of Board of Directors. After each annual election of directors and on the same day, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the place where such annual election is held. Notice of such meeting need not be given. Such meetings may be called and held at any other time and place which shall be specified in a notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

        Section 6. Regular Meetings of the Board of Directors. The regular meetings of the Board of Directors shall be held and at such time or times and at such place or places as shall be designated by the Board of Directors from time to time.

        Section 7. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by the President or by a majority of the Board of
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Directors on two days' notice to each director, either personally or by mail, telegram, cable or telex. Special meetings shall be called by the President or by the Secretary in like manner and on like notice on the written request of a majority of directors, and the place and time of such special meeting shall be as designated in the notice of such meetings.

        Section 8. Quorum. At all meetings of the Board of Directors three of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9. Organization of Meetings of Board of Directors. At each meeting of the Board of Directors the President or, in his absence, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his absence, an Assistant Secretary of the Corporation or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
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                 Section 10. Meetings by Telephone Conference. One or more
directors of the Corporation may participate in any meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

                 Section 11. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, sign a consent or consents in writing setting forth the action so taken, and the writing or writings are filed with the Secretary of the Corporation and the minutes of proceedings of the board or committee.

                 Section 12. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation, and to have such power and authority, and to perform such duties, as the resolution designating the committee shall prescribe. Such committee or committees shall have such name or names
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as may be determined from time to time by resolution adopted by the Board of
Directors.

                 Section 13. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                 Section 14. Removal of Directors. Any director or directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders entitled to cast at least a majority of the votes which all stockholders would be entitled to cast at any annual election of directors of the Corporation, at a special meeting of the stockholders called and held for that purpose; and the vacancy in the Board of Directors caused by any such removal may be filled, by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as provided by these By-laws.

                 Section 15. Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine; provided, however, that directors who are also officers or employees of the Corporation or a subsidiary of the Corporation shall not be entitled to any such compensation as a director; and all directors shall be reimbursed for their expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee or directors
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may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

                 Section 16. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the President or to the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE IV

                                    NOTICES

                 Section 1. Method of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, or by telegram, cable or telex, charges prepaid, addressed to such director or stockholder, to his address as it appears on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with a telegraph office for transmission to such person.
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                 Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether given before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when a person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.


                                   ARTICLE V

                                    OFFICERS

                 Section 1. Election. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. Any number of offices may be
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held by the same person, unless the Certificate of Incorporation or these
By-laws otherwise provide.

                 Section 2. Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                 Section 3. President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall have the general control and management of the business and affairs of the Corporation.

                 Section 4. Vice Presidents. The Vice Presidents shall perform such duties and have such powers relating to general control and management of the business and affairs of the Corporation as the President, subject to the authority of the Board of Directors, shall determine.

                 Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like
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duties for the standing committees of the Board of Directors, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested to by his signature or by the signature of such Assistant
Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall also have such other powers and perform such other duties as from time to time may be assigned to him by the President.

                 Section 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements,
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and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                 Section 7. Subordinate Officers. In addition to the officers enumerated in this Article V, the Corporation may have such other officers, agents and employees as the Board of Directors may determine, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to the President, any Vice President, the Secretary or the Treasurer the power to appoint or remove any such subordinate officers, agents or employees.

                 Section 8. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of
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the directors then in office at a meeting called for the purpose, or, except in case of any officer elected by the Board of Directors, by any officer upon whom the powers of removal may be conferred by the Board of Directors.

                 Section 9. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 Section 10. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

                 Section 11. Officers' Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation. The provisions of this Section 11 are subject to the provisions of Section 15 of Article III of these By-laws in the case of officers who are also directors.

                 See Section 12. Amendments.
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                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                 Section 1. Authority of Officers. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                 Section 2. Authorized Loan; Security. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunder authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the
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Corporation; and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, such officers may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                 Section 3. Endorsement of Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Each such officers and employees shall give such bond, if any, as the Board of Directors may require.

                 Section 4. Deposit of Funds. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom such power may be delegated by the Board of Directors.
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                 Section 5. Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as it may designate or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

                 Section 6. Rights of Corporation as Stockholder. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys, or agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under it's corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.
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                                  ARTICLE VII

                             CERTIFICATES OF STOCK

                 Section 1. Stockholder Entitled to Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each such certificate shall be sealed with the corporate seal, which may be facsimile, engraved or printed. If the Corporation shall be authorized to issue more than one class of stock, every certificate representing shares shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determined the relative rights and preferences of subsequent series.

                 Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be
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issued in place of any certificate or certificates theretofore issued by the
Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                 Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent or agents of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 Section 4. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any
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adjournment thereof, or entitled to receive payment or any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, then (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VIII

                                INDEMNIFICATION

                 Section 1. Who May Be Indemnified. (a) Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

                 (b) By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue of matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (d) Determination of Entitlement to Indemnification. Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors, by independent legal counsel in a written opinion, or
(3) by the stockholders.

                 (e) Advance of Expenses. Expenses incurred in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                 Section 2. Indemnification, Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                 Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                 Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                 Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                 Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirtieth day of September in each year.

                 Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE X

                                   AMENDMENTS

                 These By-laws may be altered, amended or repealed and new By-laws may be adopted by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon or by the majority vote of the members of the Board of Directors at any regular or special meeting of the stockholders or the Board of Directors duly convened after notice to the stockholders or directors of that purpose.

          AMENDMENT TO THE BYLAWS OF TRAFALGAR HOUSE OIL AND GAS INC.

                                  June 1, 1984

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be eight. Directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

          AMENDMENT TO THE BYLAWS OF TRAFALGAR HOUSE OIL AND GAS INC.

                                 July 31, 1984

                                   ARTICLE V

                                    OFFICERS

                 Section 12. The Chairman of the Board. The Chairman of the Board, who shall be a single individual chosen from among the Directors, shall be responsible for the management of operations of the Corporation, subject, however, to the control of the Board of Directors. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him by the Board of Directors.

          AMENDMENT TO THE BYLAWS OF TRAFALGAR HOUSE OIL AND GAS INC.

                                October 9, 1986

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be ten. Directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

          AMENDMENT TO THE BYLAWS OF TRAFALGAR HOUSE OIL AND GAS INC.

                                 April 2, 1987

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be nine. Directors shall be elected at the annual meeting of the stockholders, and each directors elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

          AMENDMENT TO THE BY-LAWS OF TRAFALGAR HOUSE OIL AND GAS INC.

                               NOVEMBER 24, 1987

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be six. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                               SEPTEMBER 21, 1989

                                   ARTICLE V

                                    OFFICERS

                 Section 3. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise, control, and direct the business and affairs of the Corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the execution of which has been authorized by the Board of Directors or these By-laws, except in cases where the signing and execution thereof has been expressly delegated by these By-laws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of or controlled by the Corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or any committee of directors from time to time.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                               SEPTEMBER 21, 1989

                                   ARTICLE V

                                    OFFICERS

                 Section 13. Chief Executive -- Exploration and Production.

         Deleted.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                               SEPTEMBER 21, 1989

                                   ARTICLE IX

                               GENERAL PROVISIONS

                 Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of March in each year.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                DECEMBER 7, 1989

                                   ARTICLE V

                                    OFFICERS

                 Section 13. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Vice Chairman of the Board shall assist the Chairman of the Board in formulating matters of general policy for the Corporation and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                OCTOBER 31, 1991

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be seven. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                JANUARY 12, 1995

                                  ARTICLE III

                                   DIRECTORS

                 Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the Board of Directors and, until so determined, such number shall be eight. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                JANUARY 12, 1995

                                   ARTICLE V

                                    OFFICERS

                 Section 3. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise, control, and direct the business and affairs of the Corporation. In the absence of the Chairman of the Board, Deputy Chairman of the Board, or the Vice Chairman of the Board (if such offices are created by the Board), the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the execution of which has been authorized by the Board of Directors or these By-laws, except in cases where the signing and execution thereof has been expressly delegated by these By-laws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of or controlled by the Corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or any committee of directors from time to time.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                JANUARY 12, 1995

                                   ARTICLE V

                                    OFFICERS

                 Section 13. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board or the Deputy Chairman of the Board, preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Vice Chairman of the Board shall assist the Chairman of the Board in formulating matters of general policy for the Corporation and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors.

              AMENDMENT TO THE BY-LAWS OF HARDY OIL & GAS USA INC.

                                JANUARY 12, 1995

                                   ARTICLE V

                                    OFFICERS

                 Section 14. Deputy Chairman of the Board. The Deputy Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Deputy Chairman of the Board shall assist the Chairman of the Board in formulating matters of general policy for the Corporation and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors.

              AMENDMENT TO THE BYLAWS OF HARDY OIL & GAS USA INC.

                                  MAY 17, 1996

                                   ARTICLE IX

                               GENERAL PROVISIONS

                 Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December in each year.